EXHIBIT 99.1

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 or ChrisM@crownamerican.com

Investors: Terry Stevens 814-536-9538 or TStevens@crownamerican.com

Internet: www.crownamerican.com

IMMEDIATE RELEASE: Thursday, October 23, 2003

CROWN AMERICAN REALTY TRUST REPORTS

THIRD QUARTER FFO PER SHARE OF $0.35, A 21% INCREASE OVER 2002

NET LOSS PER COMMON SHARE FOR THIRD QUARTER OF 2003 WAS $0.01 COMPARED TO A NET LOSS OF $0.06 PER SHARE IN THE THIRD QUARTER OF 2002

Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the third quarter and for the nine months ended September 30, 2003.

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"Our Company's operating results continue to be encouraging," stated Company Chairman, CEO and President, Mark E. Pasquerilla. "Funds from Operations ("FFO") per common share were $0.35 for the quarter compared to $0.29 for the third quarter of last year, an increase of 21%. Earnings per common share ("EPS") for the third quarter of 2003, after preferred dividends, was a loss of $0.01 compared to a loss of $0.06 in the third quarter of 2002. However, third quarter results in 2002 were negatively impacted by approximately $0.03 per share due to the temporary per share dilution caused by the Company's common offering completed in June 2002; cash proceeds from the offering were used to acquire two enclosed malls in the fourth quarter of 2002 as previously announced. FFO and net income during the current quarter were reduced by $0.9 million, or $0.02 cents per share, from costs associated with our announced proposed merger with Pennsylvania Real Estate Investment Trust - (NYSE: PEI), ("PREIT"). The merger costs relate primarily to legal, accounting, and financial advisory services and were expensed in the period incurred as required by GAAP; these costs are continuing in the fourth quarter and are expected to be significant in amount. Same center NOI for the quarter was up 2.3% compared to last year due mostly to higher mall shop base rents."

"Mall shop occupancy ended the quarter at 90%, the same as of June 30, 2003 and up from 89% a year ago. Average mall shop base rent per square foot increased for the 40th consecutive quarter to $21.25 per square foot, up 3.0% from a year ago. Leasing results for the third quarter 2003 included 173,000 square feet of leases signed representing $3.3 million in annualized base rental income. A total of 68 leases were signed, including 28 new leases and 40 renewals. Base rent on new leases averaged $23.84 per foot. The base rent in the third quarter of 2003 represented an uplift of 27% compared to the prior average rent on a same space basis. Tenant allowances on second generation space were $9.23 per square foot in the quarter, up from $5.67 last year. Our mall shop tenants' occupancy cost percentage was 10.2% at September 30, 2003, up from 10.1% a year ago. Comparable mall shop tenant sales per square foot for the first nine months were $180.09, a 3.0% increase from the $174.89 per square foot for the comparable period last year. Crown's property operating performance is expected to remain positive for the remainder of 2003. However, as I've already noted, we continue to incur costs related to the proposed merger with PREIT."

Pasquerilla concluded, "The proposed merger with PREIT is progressing as expected. The joint proxy statement was mailed to the shareholders of PREIT and Crown on October 3, 2003 to solicit proxies related to the special meetings of PREIT's and Crown's shareholders called to approve the merger on November 11, 2003. The completion of the merger will occur no later than the third business day after the satisfaction or waiver of the conditions in the merger agreement."

Web Cast on Third Quarter Earnings Announcement

A conference call, hosted by Crown American Chairman, CEO and President, Mark E. Pasquerilla, will take place at 2:00 p.m. on Friday, October 24, 2003. The conference call will be broadcast live on the Internet at the Company's web site: www.crownamerican.com.

To listen to the web cast, participants should log onto www.crownamerican.com and click onto the Investor Relations section. It is suggested that participants log onto the web site fifteen minutes prior to the conference call in order to download the appropriate audio software that may be necessary to hear the call. A complete transcript of the call will also be available on the web site later this month.

Financial Information - Third Quarter and Nine Months

For the quarter ended September 30, 2003, the Company reports that FFO before allocations to minority interest and to preferred dividends was $16.9 million, compared to $15.6 million for the third quarter of 2002. FFO allocable to common shares was $11.4 million, or $0.35 per common share, compared to $9.3 million, or $0.29 per common share, for the third quarter of 2002.

FFO before allocations to minority interest and to preferred dividends for the third quarter compared to last year was impacted by the following factors:

  $0.9 million increase in mall shop base and percentage rent as a result of higher average rental rates on new and renewal leases;
  $0.2 million in higher temporary and seasonal leasing revenues;
  $0.4 million in lower interest expense primarily due to lower rates on variable-rate debt;
  $1.5 million contribution from the two malls acquired in late 2002;
  $0.3 million of higher miscellaneous mall revenues;
  $0.4 million of higher lease buyout income from tenants;
  $0.2 million in higher gain on the sale of out-parcel land.

 These positive impacts for the quarter were partially offset by:

  $0.9 million in costs associated with the proposed merger with PREIT;
  $0.5 million in higher mall operating costs, net of tenant reimbursements;
  $0.2 million in lower anchor base and percentage rents;
  $0.2 million in higher net general and administrative expenses; and
  $1.0 million reduction in FFO due to the sale of Carlisle Plaza Mall in October 2002 and Oak Ridge Mall in March 2003 and the elimination of the Cash Flow Support Agreement, as previously announced.

Total revenues for the third quarter were $51.0 million, up $5.4 million or 12% from $45.6 million in the third quarter of 2003. The Company reported net income of $3.0 million for the third quarter of 2003 versus net income of $1.4 million in the same quarter of 2002. After deducting preferred dividends, there was a net loss applicable to common shares of $0.4 million in the third quarter of 2003, or $0.01 per share, compared to a net loss of $2.0 million in the third quarter of 2002, or $0.06 per share.

For the first nine months of 2003, FFO before allocations to minority interest and to preferred dividends was $49.2 million, or $0.98 per share, as compared to $43.3 million, or $0.85 per share for the same period of 2002. Total revenues for the first nine months of 2003 were $150.9 million compared to $136.4 million for the same period of 2002, an increase of $14.5 million, or 11%. The Company reported a net loss of $10.8 million for the first nine months of 2003, compared to $1.4 million net income for the first nine months of 2002. However, 2003 results include a $14.0 million loss from discontinued operations which is mostly the $13.8 million loss on the sale of Oak Ridge Mall on March 31, 2003. After deducting preferred dividends, there was a net loss applicable to common shares of $21.0 million for the first nine months of 2003, or $0.65 per share, compared to a net loss of $8.8 million for the comparable period of 2002, or $0.31 per share.

Operating Information

  During the third quarter of 2003, leases for 173,000 square feet of mall shops were signed resulting in $3.3 million in annual base rental income. This compares to 174,000 square feet for $3.9 million during the same period in 2002. A total of 68 leases were signed during the third quarter of 2003, which included 40 renewals and 28 new leases. Annualized revenues from new and renewal signed mall shop leases during the nine months of 2003 were $12.3 million, compared to $11.6 million during the same period in 2002.

  For the nine months ended September 30, 2003, the average rent for mall shop leases signed was $20.04 per square foot compared with $20.83 for the same period in 2002. The average rents per square foot were $21.43 for new leases and $19.18 for renewals in the first nine months of 2003, compared with $23.23 and $18.86 respectively, in 2002.
  Net effective rent on new leases (after amortization of tenant allowances and leasing costs) for the nine months was $18.18 per square foot compared to $21.05 per square foot for the same period last year.
  The average mall shop base rent of the portfolio at September 30, 2003 was $21.25 per square foot. This is a 3.0 % increase from $20.63 per square foot at September 30, 2002, and the 40th consecutive quarter that average mall shop base rent has increased.
  Mall shop occupancy was 90% at September 30, 2003, compared to 89% at September 30, 2002.
  Mall shop comparable sales for the nine months ended September 30, 2003 were $180.09 per square foot, up 3.0% over $174.89 for the nine months ended September 30, 2002.
  Tenant occupancy costs, defined as the sum of base rent, percentage rent and expense recoveries as a percentage of mall shop sales, was 10.2% as of September 30, 2003, compared to 10.1% as of September 30, 2002.
  Temporary and promotional leasing income for the first nine months of 2003 amounted to $7.3 million, compared to $6.3 million for the same period in 2002.

Selected financial data together with a reconciliation of certain GAAP and non-GAAP financial data are included for Crown American Realty Trust for the three and nine months ended September 30, 2003. The Company's more detailed quarterly Supplemental Financial and Operational Information Package is available on our web-site (www.crownamerican.com) or by calling Investor Relations at 1-800-860-2011.

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Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee, Georgia, Alabama and Wisconsin. The current portfolio includes 27 regional shopping malls.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the U.S. Private Securities Litigation Reform Act of 1995. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. In particular, the Company may not be able to consummate the merger with Pennsylvania Real Estate Investment Trust ("PREIT"). Certain factors that could cause the Company not to consummate the merger transaction include, without limitation, the satisfaction of closing conditions applicable to the transaction (some of which are beyond the Company's control). Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company. The Company does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

In connection with the proposed merger between Crown and PREIT referenced in this release, Crown and PREIT have filed a joint proxy statement/prospectus on Form S-4 and other materials with the Securities and Exchange Commission. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials, as well as other materials filed with the Securities and Exchange Commission concerning Crown and PREIT, at the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these materials and other documents filed by Crown may be obtained for free by directing a request to Crown American Realty Trust, Pasquerilla Plaza, Johnstown, PA 15901 Attn: Investor Relations or to Pennsylvania Real Estate Investment Trust at The Bellevue, 200 S. Broad Street, Philadelphia, PA 19102; Attn: Investor Relations.

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CROWN AMERICAN REALTY TRUST
Consolidated Statements Of Operations

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
	(in thousands, except per share data)

Rental operations:
Revenues:
Minimum rent	$31,396	$28,043	$92,410	$83,899
Percentage rent	1,209	1,259	4,361	4,303
Property operating cost recoveries	11,455	10,127	33,981	29,987
Temporary and seasonal leasing	2,435	2,044	7,256	6,263
Utility redistribution income	3,665	3,680	10,561	10,400
Miscellaneous income	821	410	2,320	1,514
	50,981	45,563	150,889	136,366
Property operating costs:
Recoverable operating costs	14,747	13,112	44,383	38,698
Property administrative costs	774	710	2,320	2,145
Other operating costs	958	667	2,859	2,010
Utility redistribution expense	3,013	3,056	8,148	8,259
Depreciation and amortization	12,209	11,207	35,964	32,880
	31,701	28,752	93,674	83,992
	19,280	16,811	57,215	52,374
Other expenses:
General and administrative	2,511	1,419	8,489	4,289
Interest, net	12,763	12,398	38,174	37,715
Loss on early extinguishment of debt	-	-	-	4,314
	15,274	13,817	46,663	46,318
	4,006	2,994	10,552	6,056
Property sales and adjustments:
Gain on sale of outparcel land	191	-	274	94
	191	-	274	94

Minority interest in Operating Partnership	(1,229)	(1,354)	(7,572)	(4,110)

Income from continuing operations	2,968	1,640	3,254	2,040

Discontinued operations:
Loss from discontinued operations	-	(230)	(235)	(647)
Loss from asset sales	-	-	(13,787)	-
	-	(230)	(14,022)	(647)

Net income (loss)	2,968	1,410	(10,768)	1,393
Dividends on preferred shares	(3,403)	(3,403)	(10,209)	(10,209)
Net (loss) allocable to
common shareholders	$(435)	$(1,993)	$(20,977)	$(8,816)

Per common share information:
Basic and Diluted EPS:
Loss from continuing operations before
discontinued operations, net of preferred dividends	$(0.01)	$(0.05)	$(0.21)	$(0.29)
Loss from discontinued operations	-	(0.01)	(0.44)	(0.02)
Net loss	$(0.01)	$(0.06)	$(0.65)	$(0.31)

Weighted average shares outstanding- basic	32,505	31,984	32,243	28,625
Weighted average shares outstanding - diluted	32,868	32,296	32,552	28,933

Funds from Operations:
FFO allocable to common shareholders	$11,432	$9,296	$31,980	$24,609
Diluted FFO per share	$0.35	$0.29	$0.98	$0.85

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CROWN AMERICAN REALTY TRUST
Reconciliation of GAAP Net Income (Loss) to FFO
(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2003	2002	2003	2002

	(in thousands, except per share data)

Net income (loss)	$2,968	$1,410	$(10,768)	$1,393
Adjustments:
Minority Interest in Operating Partnership	1,229	1,354	7,572	4,110
Depreciation and amortization - real estate	12,209	11,207	35,964	32,880
Depreciation and amortization - J.V.'s and other line items	445	431	1,364	1,341
Cash flow support amounts	-	828	871	2,357
Loss on asset sales	-	-	13,787	-
Depreciation from discontinued operations	-	404	387	1,205
FFO before allocations to minority interest and pref'd shares	16,851	15,634	49,177	43,286
Allocation to preferred shareholders (preferred dividends)	(3,403)	(3,403)	(10,209)	(10,209)
Allocation to minority interest in Operating Partnership	(2,016)	(2,935)	(6,988)	(8,468)
FFO allocable to common shares	$11,432	$9,296	$31,980	$24,609

FFO per common share	$0.35	$0.29	$0.98	$0.85

Average shares outstanding during period for diluted FFO	32,868	32,296	32,552	28,933
Partnership units and shares during period for diluted FFO	38,565	42,252	39,717	38,889

Reconciliation of GAAP Net Income (Loss) to EBITDA
And To Same Center Net Operating Income (NOI)
Unaudited

Net income (loss)	$2,968	$1,410	$(10,768)	$1,393
Minority Interest in Operating Partnership	1,229	1,354	7,572	4,110
Loss on asset sale	-	-	13,787	-
Interest & depreciation on joint ventures and discontinued
operations	305	1,068	1,426	3,518
Loss on early extinguishment of debt	-	-	-	4,314
Depreciation and amortization	12,558	11,565	37,083	33,987
Interest expense, net	12,763	12,398	38,174	37,715
EBITDA: Earnings (including gain on sale of outparcel land) before interest, taxes, all depreciation and amortization) and extraordinary items	29,823	27,795	87,274	85,037

Straight-line rents	(112)	(183)	(396)	(641)
Lease buyout income	(447)	(8)	(666)	(577)
Corporate-level fee income	(240)	(55)	(446)	(208)
Property administrative and general & administrative costs	3,285	2,129	10,809	6,434
Gains on land sales	(191)	-	(274)	(94)
Property NOI	32,118	29,678	96,301	89,951

NOI from acquisitions and discontinued operations	(2,552)	(773)	(7,951)	(2,315)

Same Center NOI	$29,566	$28,905	$88,350	$87,636

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